Exhibit 3.1, 3.2



                           THE COMPANIES LAW CAP. 113

                       (PRIVATE COMPANY LIMITED BY SHARES)

                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                 OF THE COMPANY

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED




It is hereby certified that this is a true and accurate translation of the original text of the Memorandum and Articles of Association of the company C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED which is on file with the Registrar of Cyprus Companies.



/s/ ALEXANDRA CHRISTODOULOU
-------------------------------
Alexandra Christodoulou
Advocate.

                           THE COMPANIES LAW, CAP. 113

                        PRIVATE COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                 OF THE COMPANY

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED

--------------------------------------------------------------------------------


1.       The name of the Company is:

         C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED

2.       The registered office of the Company is in Cyprus.

3.       The objects for which the Company is incorporated are:

         (1) To carry on works for the processing of chemical technology products and all kinds of works for chemical wastes, in connection therewith keeping for this purpose the necessary installations all over the world for the conversion, transformation and processing of chemical wastes and products of chemical technology and to carry on to trading in and exploitation of such products.

         (2)      To  carry  on  business  as  Traders,  Importers,   Exporters,
                  Mercantile   Agents  and  Retailers  of  Goods  of  any  kind,
                  manufactured or not.

         (3) To carry on business as industrialists and artisans of all kinds.

         (4) To purchase, sell, construct, repair, adapt, alter and otherwise deal with machinery, tools, materials, goods, objects, cars, factories and things capable of use for the above enterprises or any of them or which may be requested by clients or persons dealing with the Company.

         (5) To carry on all kinds of estate business, that is, the acquisition in Cyprus or abroad of immovable property of all kinds and description by purchase, rent, exchange, donation, or any other way and the development, construction on same of all kinds of buildings, lease, cash sale or credit sale, the exploitation and disposal of same in any way and including by donation.

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



         (6) To effect bareboat Charters of any kind and to proceed with the registration of ships in any ship register and in accordance with any relevant law, also to buy, exchange, Ere, administer~ charter, construct or otherwise acquire, possess or equip ships or sailing vessels of any kind together with or without their equipment, machinery, their furniture and chattels, or shares or interests over such ships or sailing vessels, possess such ships or sailing vessels and to utilize same for the transportation of passengers, soldiers, goods and products of every kind including animals petroleum or other liquids, armaments, and generally any kind of chattels between any harbours or places in Cyprus or elsewhere and to acquire postal subsidies and to maintain, repair, improve, modify, let out, mortgage or otherwise deal with, sell, alienate, such ships, sailing vessels, shares or other documents.

         (7) To provide help, aid, or assistance in any possible way, commercially, financially or otherwise to any ship owning, ship-managing or other shipping company belonging to the same group of companies as the Company, or is managed and controlled by the same person or persons, or has in its ownership a vessel under common management or common exploitation with a vessel of the Company including (without limitation) holding, parent, associated, sister, dependent or subsidiary company or companies of the Company.

         (8) In all fields of shipping, commercial and/or financial activity to provide cooperation, mutual assistance, collaboration and/or joint venture with any other company or companies belonging to the same group as the Company and/or are controlled by the same person or persons for the purpose of increasing, renewing, replacing and/or improving the group's fleet and/or expansion in whole of its activities.

         (9) To carry on the business of shipowners, carriers by land or sea, administrators, brokers and agents of ships and shipping companies, shipchandlers, storers, contractors, owners of small boats, loading boats, motorboats and other small vessels, forwarding agents, shipping representatives of any kind, loaders, unloaders, shipping agents, chartering agents, shipowners, wharfingers, manufacturers and merchants of ice, owners and storers of ice boxes, freezing spaces and to insure with any insurance company or person, against any loss, damage, danger or responsibility of any kind which could adversely affect the Company, its property, its products or any persons or chattels transported through its own transporting means, also to carry on the business of representative of Insurance Companies for every kind of insurance business including marine insurance.

         (10) In all fields of commercial and/or financial activity to provide co-operation, mutual assistance, collaboration and/or joint venture with any other company or companies belonging to the same group as the Company and/or are controlled by the same person or persons for the purpose of increasing, renewing, replacing and/or improving the whole group and/or expansion in whole of its activities.

         (11) To purchase, take upon lease or in exchange, rent or otherwise obtain, use and possess or to mortgage, sell, donate or otherwise alienate any property or any interests, any lands, buildings, easements, fights, privileges, concessions, machinery, patents, installations, goods or other movable or immovable property of any kind.

         (12) To carry on business as hoteliers and to construct or in any way acquire of hotels, restaurants and recreating centers and to exploit of same.

         (13) To undertake and carry on tourist business and projects of tourist development in any way.

         (14) To carry on business as traders of electronic, electrical and mechanical equipment of all kinds.

         (15)     To  proceed  in   amalgamation   with  any  other  company  or
                  enterprise which company or enterprise will have objects in whole of in part similar to those of the Company.

         (16) To acquire in whole or in part the property and debts of any person or persons legal or natura of whatsoever description as long as the Company will consider them capable of promoting its business and contributes to its progress.

         (17) To enter into partnerships or other arrangements for the participation in profits or interests, cooperation, common enterprises, provision of mutual facilities, or otherwise, with any legal or natural person or persons, or with any enterprise which has undertaken or is involved in a business or commercial transaction which may prove directly or indirectly beneficial for the Company.

         (18) To invest and administer the funds and the monies of the Company in such shares or other investments, mortgages or fixed securities as may be considered suitable or in such manner as the Board of Directors would from time to time decide, also to subscribe in order to receive, buy, or otherwise acquire and hold shares or other interests in other companies, deeds or other securities in such companies.

         (19) To appoint and employ employees, servants, workers personnel, representatives or other persons in connection with the activities of the Company.

         (20) To lend or pay in advance monies to such persons and under such terms as it would seem appropriate and especially to its members, to its customers and to persons doing business with the Company.

         (21) To borrow as well as to provide on its own or jointly or severally with any other or facilities with or without any security in such others loans and/or any other credit f way as the Company may deem fit and to mortgage, pledge, or encumber the entire business or any part thereof and the entire assets and moveable and immovable property of the Company present or future wherever this may be situated or any part thereof including the uncalled capital of the Company or any part thereof to secure the whole or pan of any such loan or loans or credit facilities as well as to issue promissory notes, with or without floating charges and debentures payable at the time and in the manner as the Company may deem fit and the whole or any part of the proceeds of any such loan or loans or credit facilities may be disposed in whole or in part for the benefit or use either of the Company itself or other company or companies or person or persons or the Company jointly or severally with an other company or companies or person or persons or in part in the one manner and in part in the other manner.

         (22) To advertise either directly or through specialists, government or private organizations the business of the Company or any one of them, in any way the Company should think fit, including advertisement through the press or radio, by signs, by films, circulars exhibitions, by publishing competitions, by the granting or prizes or rewards and any other legal means.

         (23) To establish and preserve or to cause the establishment and preservation of any pension fund with or without contributions in favor of the following persons or superannuation funds or provident fund and to grant or to cause the granting of donations, bonuses, pensions, subsidies or remuneration to any persons who are or were at any time in the service of the Company or were employed by it, or any subsidiary company or company associated or cooperating with the

                  Company or with any subsidiary company or person who are or were at any time Directors or officers of the Company or any other such company as above and to their spouses, widows, widowers, families and descendants of any such persons and also to establish and maintain register in any institutions, unions, associations or funds which may be considered by the Company beneficial to, or capable of promoting the interest and welfare of the Company or any other such company as above or any such persons as above and to effect payments for or on account of the security of any such person as above and to proceed with any of the above acts either alone or in conjunction with any other such company as above.

         (24) To execute payment of any monies or fulfill or execute any obligation of any Government, Administrative body, Legal entity, Commercial house, company or partnership, to provide and receive collateral guaranties and to provide guarantees and indemnities generally to any person or company.

         (25) To grant, assist in the granting or in the securing of the granting of any loan secured by promissory notes, debentures or otherwise or the share capital of any company or other business.

         (26) To participate in the management, supervision and control of the activities or the business of any company or enterprise and for this purpose to appoint and pay any Board Members or
                  Directors, accountants, experts, agents or other representatives.

         (27) To enter into contracts, agreements or arrangements with other companies~ legal or natural person or persons of any description, for lawful consideration, and to carry out in the name of said persons any activity which is related to the objects of the Company.

         (28) To reimburse or provide guarantees to third parties including the mortgaging and charging of the assets of the Company in the form of a security for a loan to third parties and/or grant guarantees to such parties. The payment of said compensation or security constitutes conclusive and irrefutable evidence that such payment was made in the interest and in furtherance of the objects of the Company.

         (29) To purchase or in any other way, acquire, construct, maintain, improve, adapt and maintain any offices, laboratories, installations, factories, machinery, buildings~ works and other things which may be considered necessary or useful for the purposes of the Company in Cyprus or abroad.

         (30) To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company.

         (31) To purchase or by any other means to acquire, to possess, register, protect and renew in any part of the world any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections and concessions, chemical formulas, and other similar things and to sell, exchange, grant licences or alter, modify or improve the same as the Company may from time to time decide.

         (32) To carry on or undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the business which the Company is authorized to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company or to acquire an interest in, amalgamate with or enter into partnership or into any arrangement for sharing profits or for co-operation or for mutual assistance with any such person, firm or company or for subsidizing or otherwise assisting any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon and to hold and retain or sell, mortgage and deal with any shares, debentures, stock, or securities so received.

         (33) To improve, manage, construct, repair, develop. exchange, let on lease or otherwise, mortgage, charge, sell, dispose or turn to account, grant licences, options, rights and privileges in respect of or otherwise deal with all or any part of the property and rights of the Company.

         (34) To invest or deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

         (35) To borrow and raise money in any manner and without any restriction and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or any other security upon the whole or any part of the company's property or assets (whether present or future) including its uncalled capital and also by a similar mortgage, charge or security to secure and guarantee the performance by the Company of any obligation or liability it may under-take or which may become binding on it.

         (36) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments.

         (37) To apply for, promote and obtain any law, order or licence of any appropriate Authority for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's constitution or for any other purpose which might directly or indirectly promote the Company's interests, and to oppose any proceeding or application which might directly or indirectly prejudice the Company's interests.

         (38) To enter into any arrangements with any government or authority, supreme, municipal, local or otherwise that may seem conducive to the attainment of the Company's objects or any of them and to obtain from any such government or authority any charters, decrees, rights or privileges which the Company may think desirable and to carry out, exercise and comply with any such charters, decrees, rights, and privileges.

         (39) To subscribe for, take, purchase or otherwise acquire, hold, sell, deal with and dispose, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the World and debentures, stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise in any part of the World.

         (40) To control, manage, finance, subsidize, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

         (41) To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

         (42) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

         (43) To act as agents or brokers and as trustees for any person, firm. or company, and to undertake and perform sub-contracts.

         (44) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

         (45) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

         (46) To distribute among the members of the Company in kind any property or business of the Company of whatsoever nature at any time as well as in the event of its liquidation.

         (47) To procure the Company to be registered or recognized in any part of the world and to comply with any necessary or useful conditions for the purpose of securing the operation of the Company in such country or place and to establish local agents or office in it for the carrying out of its business.

         (48) To do all or any of the things or matters aforesaid in any part of the world either as principals, agents, contractors, trustees, assignors, assignees and with various legal capacities or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others and under any other capacity provided by law, as well as generally and for any other reason or purpose to act under any aforementioned capacity.

         (49) To do all such other things as may be deemed incidental or conducive or necessary for, or which will contribute to the attainment of the Company's objects or any of them.

It is understood that notwithstanding anything above contained all the business of the Company shall be carried on outside Cyprus.

Nothing of the above set forth shall prevent the directors and the place of carrying on the offshore business of the Company to be situated in Cyprus.

The objects set forth in each sub-clause shall not be restrictively construed but the widest interpretation shall be given thereto and they shall not except when the context expressly so requires be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or from the name of the Company, None of such sub-clause or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause but shall be considered as separate and distinct objects.

The word "company" in this clause save where it is used in connection with this Company shall be deemed to include any partnership or other body of persons either registered as a Company or not and either having its registered Office in Cyprus or not.

4.       The liability of the Members is limited.

5. The share capital of the Company is CY Pounds 1.000,00 divided into one thousand shares of CY Pounds I,- each.

The shares of the initial or any additional capital may be divided into various classes which may be given any rights privileges, conditions or limitations as to preference or specifically as regards the dividends, capital, voting rights or otherwise.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------


Names, Addresses and Descriptions              Number of Shares taken
of Subscribers                                 by each Subscriber

--------------------------------------------------------------------------------


THIRTEENELS SERVICES LIMITED                   999 SHARES
41, THEM, DERVIS STREET

OFFICE 80
NICOSIA

THRTEENELS NOMDMES LIMITED                     1 SHARE
41, THEM. DERVIS STREET

OFFICE 807
NICOSIA

--------------------------------------------------------------------------------


Dated on this 5 day of April 1995.

Witness of the above signatures:


/s/ MARIA ANTONIOU
----------------------
Maria Antoniou
Private Employee
41 Them. Dervis Street
Nicosia

                          THE COMPANIES LAW, CAP. 113
                           COMPANY LIMITED BY SHARES

                            ARTICLES OF ASSOCIATION

                                     -of-

                    C.W. CHEMICAL WASTE TECHNOLOGIES LIMITED



                                  PRELIMINARY

1. The regulations in Part I of Table A in the First Schedule of the Companies Law. CAP. 113 shall not apply to the Company.

2.    In the Articles:

      (A) if not inconsistent with the subject or context (1) words importing the singular number include the plural, and vice versa; (2) words importing one gender include any gender; (3) references to statutory provisions shall be construed as referring to those provisions as amended or re-enacted and from time to time in force; and (4) save for the words standing in the first column of the table below which shall bear the meanings set opposite to them respectively in the second column thereof, any words or expressions defined in the Law shall bear the same meanings as therein given to them but excluding any column thereof, any words or expressions defined in the Law shall bear the same meanings as therein given to them but excluding any column thereof, any words or expressions defined in the Law shall bear the same meanings as therein given to them but excluding any statutory modification thereof not in force at the date of adoption by the Company of these Articles;

WORDS                               MEANINGS

these Articles    these Articles of Association as therein contained or as from time to time altered

equity security   a relevant share in the Company, or a right to subscribe for, or to convert securities into, relevant shares in the Company

the holder        in relation to shares, means a holder whose name is entered in the register of holders as the holder of the shares

the Law the Companies Law, CAP. 113 and every statutory modification or reenactment thereof in force from time to time

Office            the registered office of the Company

Paid up           paid up or credited as paid up

relevant share    a share in the Company other than a share which, as respects dividends and capital, carries a right to participate only up to a specified amount in a distribution

      (B) subject to the provisions of Article 47 below, where. for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective; and

      (C) headings are for ease of reference only and shall not affect the construction of these Articles.

CAPITAL

3. The share capital of the Company at the date of the adoption of these Articles is US$2.500.000 divided into Twenty Million (20.000-000) Ordinary Shares of US$O, 10 each and Five Million (5,000,000) Preference Shares of US$O, 10 each.

Upon issuance of the preference shares, the Directors will define the terms of issue at their discretion.

VARIATION OF RIGHTS

4. Subject to the provisions of the Law, if at any time the capital of the Company is divided into different shares, the rights attached to any class may be varied or abrogated, whether or not the Company is being wound up, either (a) in such manner (if any) as may be provided by such rights or
      (b) in the absence of any such provision (i) with the consent in writing of the holders of 75% in nominal value of the issued shares of that class, or (ii) with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class, but not otherwise. To every such separate meeting (iii) all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, so far as applicable and with the necessary modification, apply other special rights and shall not (unless otherwise expressly provided by these Articles or by the conditions of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking in some or all respects pari passu therewith or subsequent thereto.

SHARES

5.    (A)   The directors shall have general and unconditional authority to allot any relevant securities up to the maximum amount of the authorized but unissued share capital at the date of the adoption of these Articles or such other amount as my be laid down from time to time by the Company in a general meeting, subject to the following provisions of this Article 6.

      (B) The Company shall be permitted to give financial assistance for the purpose of or in connection with the acquisition of shares in the Company only to the extent permitted by the Law.

6.    (A)   Save as otherwise provided in these Articles or otherwise directed by the Company in a general meeting, all unissued shares (whether forming part of the original or any increased capital) which the directors are authorized (by these Articles or otherwise) to allot shall be at the disposal of the directors who may allot, grant options over, offer or otherwise deal with or dispose of them to such persons, at such times and generally on such terms and conditions as they may determine.

      (B) The Company may issue shares which are to be redeemed or are liable to the redeemed at the option of the Company or the shareholders.

      (C) Subject to the provisions of the Law, the Company shall have power to purchase its own shares, including any redeemable shares, out of capital or otherwise.

7. In addition to all the powers of paying commissions, the Company may exercise the powers conferred by the Law in paying commissions to persons subscribing or procuring subscriptions for shares in the Company, or agreeing so to do, whether absolutely or conditionally; provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Law. Subject to the provisions of the Law, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly shares or partly in one way and partly in the other. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

8. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or (except only as by these Articles otherwise provided or as by law required) any interest in any fractional part of a share or any other right in respect of any share, except an absolute tight to the entirety thereof in the registered holder.

9. Every holder shall be entitled without payment to one certificate for all his shares of each class, or, upon request, to several certificates, each for one or more of his shares. Every certificate shall be issued within two months after allotment or the lodgement with the Company of the transfer of the shares, not being a transfer which the Company is for any reason entitled to refuse to register and does not register, unless the conditions of issue of such shares otherwise provide, and shall be under the Seal and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon. In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor, and delivery of a certificate for share to one of several joint holders shall be sufficient delivery to all. Where a holder transfers part of the shares comprised in his holding he shall be entitled to a certificate for the balance of his holding without charge.

10. If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses incurred by the Company investigating evidence as the directors think fit but otherwise free of charge, and (in case of defacement or wearing out) on delivery up of the old certificate.

CALLS ON SHARES

11. The directors may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make calls upon the holders in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and each holder shall (subject to being given at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times mid place so specified the amount called on his shares.

12. A call may be made payable by installments, A call may be postponed and a call may be wholly or in part revoked as the directors may determine, A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

13. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum form the day appointed for payment thereof to the time of actual payment at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is so fixed, at such rate as the directions may determine, but the directors shall be at liberty to waive payment of such interest wholly or in part.

14. Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the nominal amount of the share or by way of premium or as an installment of a call, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

15. Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

16. The directors may, if they think fit, receive from any holder willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls, and any such payment in advance of calls shall extinguish, so far as the same shall extend but subject as in these Articles provided, the liability upon the shares in respect of which it is advanced; and upon the money so received, or so much thereof as from hi time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received the Company may pay interest at such rate not exceeding 5% per annum as the holder paying such sum and the directors agree. Any such payment in advance of calls on any share shall not entitle the holder of such shares to participate in respect of such amount in any dividend.

FORFEITURE, SURRENDER AND LIEN

17. If a holder fails to pay any call or installment of a call on the day appointed for payment thereof, the directors may at any time thereafter, during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued. The notice shall name a further day (not earlier than fourteen days from the date of service thereof) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made will be liable to be forfeited.

18. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the directors to that effect, and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture, The directors may accept a surrender of any shares liable to be forfeited hereunder.

19. Subject to the provisions of the Law, a share so forfeited or surrendered may be sold, reallotted or otherwise disposed of, either to the person who was before such forfeiture or surrender the holder thereof of or entitled thereto, or to any other person upon such terms and in such manner as the directors shall think fit. At any time before a sale, re-allotment or disposal, the forfeiture or surrender may be canceled on such terms as the directors think fit. The directors may, if they think fit, authorise some person to execute an instrument of transfer of a forfeited or surrendered share to any other person as aforesaid.

20. A holder whose shares have been forfeited or surrendered shall cease to be a holder in respect of the forfeited or surrendered shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall notwithstanding such forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares, with interest thereon, unless and to the extent that the directors resolve to waive interest, at the rate of 5% per annum or at such lower rate as the directors may agree to accept from the date of forfeiture or surrender until payment, and the directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal.

21. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share. The Company's lien (if any) on a share shall extend to all dividends or other moneys payable thereon or in respect thereof.

22. The Company may sell in such manner as the director think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been served on the holder for the time being of the shares or the person entitled by reason of his death or bankruptcy to the shares.

23. The net proceeds of such sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale, the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser thereof.

24. The Company shall be entitled to sell at the best price reasonably obtainable any share held by a holder, or any share to which a person is entitled by transmissions, if for a period of 12 years or any shorter period that the directors should decide no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the holder or to the person entitled by transmission to the share, at his registered address or at the last known address given by the holder or the person entitled by transmission as the address given by the holder or the person entitled by transmission as the address to which the cheques and warrants are to be sent, has been cashed and no communication has been received by the Company from the holder or person concerned and for the purpose of giving effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share, and such instrument shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, such share.

The Company shall be liable to account without interest to the holder or other person entitled to such share for the net proceeds of such sale and shall be deemed to be his debtor and not a trustee for him in respect of the same.

25. A statutory declaration in writing that the declarant is a director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold whether to satisfy a lien of the Company or otherwise on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject of the execution of an instrument of transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

26. The shares of the Company shall be transferred by the use of the Mowing form, signed by the transferor and the transferee, or in such usual or common form which the directors may approve:

      If/We,[           ] of [           ], in consideration of the sum of
[           ] paid to me by [           ] of [           ] ("the transferee")
hereby transfer to the transferee shares of [           ] each in the capital of
[           ] so that the transferee, his/its executors, administrators and assigns shall

hold the same subject to the same terms as I/We held the same at the time of execution of this transfer.

I/We, being the transferee, hereby agree to accept the said shares subject to the aforesaid terms".

27. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. Except as provided by subparagraph (4) of paragraph 2 of the Seventh Schedule of the Law, the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the register of holders in respect thereof.

28.   The directors may decline to recognise any instrument of transfer:

      (A) unless the instrument of transfer is deposited at the Office or such other place as the directors may appoint, accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

      (B) unless the instrument of transfer is in respect of only one class of share; and

      (C) unless the instrument of transfer is in respect of share in respect of which all sums presently payable to the Company have been paid; and

29. If the directors refuse to register a transfer of any shares, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferor and the transferee notice of the refusal.

30. The registration of transfers of shares or of any class of shares may be suspended at such time and for such periods as the directors may from time to time determine, provided always that the register of holders shall not be closed for more than thirty days in any year.

31. No fee will be charged by the Company in respect of the registration of any instrument of transfer, probate, letters of administration, certificate of marriage or death, stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the register of members relating to or affecting the title to any shares.

32. All instruments of transfer which shall be registered may be retained by the Company, but any instrument of transfer which the directors refuse to register shall (except in any case of fraud) be returned to the person depositing the same.

33. Nothing in these Articles shall preclude the directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARE

34. In the case of the death of a holder the survivors or survivor where the deceased was a joint holder, and the legal personal representatives of the deceased (or, in the absence of such legal personal representatives, the heirs) where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

35. Any person becoming entitled to a share in consequence of the death or bankruptcy of a holder may, upon such evidence as to his title being produced as may from time to time be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof.

36. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing a transfer of the share in favour of that person. AH the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the holder had not occurred and the notice or transfer were a transfer signed by such holder.

37. Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a holder shall (upon supplying to the Company such evidence as the directors may reasonable require as to his title to the share) be entitled to receive and may give a discharge for all benefits arising or accruing from or in respect of the share, but he shall not be entitled in respect of that share to receive notices of or to attend or vote at general meetings of the Company or at any separate meeting of the holders of any class of shares in the Company nor, save as aforesaid, to any of the rights or privileges of a holder, until he shall have become a holder in respect of the share; provided always that the directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if, within sixty days the notice is not complied with, such person shall (but only in the case of a share which is fully paid up) be deemed to have elected to be registered as a holder in respect thereof and may be registered accordingly.

INCREASE OF CAPITAL

38. The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts and carrying such rights as the resolution may prescribe.

39. All new shares shall (unless the Company shall in a general meeting otherwise determine) be subject to the provisions of these Articles with reference to payment of calls, forfeiture, surrender, hen, transfer, transmission and otherwise, and unless otherwise provided by or pursuant to these Articles or by the conditions of issue the new shares shall upon issue be Ordinary Shares.

ALTERATION OF CAPITAL

40.   (A)   The Company may by ordinary resolution:

      (i) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

      (ii) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of share capital by the amount of the shares so cancelled;

      (iii) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject nevertheless to the provisions of the Law).

      (B) The Company may by special resolution reduce its share capital and any capital redemption reserve and any share premium account in any manner subject to the provisions of the Law.

GENERAL MEETINGS

41. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and not more than fifteen Months shall elapse between the date of one annual general meeting of the Company and that of the next, save that the Company shall not be required to hold an annual general meeting in the year of its incorporation. Subject as aforesaid and to the provisions of the Law, the annual general meeting shall be held at such time and place as the directors may determine, All general meetings other than annual general meetings shall be called extraordinary general meetings.

42. The directors may whenever they think fit, and shall on requisition in accordance with the law, proceed to convene any extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. if at any time there are not sufficient directors capable of acting to form a quorum, any director or any two holders of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

NOTICE OF GENERAL MEETINGS

43. Subject to the provisions of the Law, an annual general meeting for the passing of a special resolution shall be called by twenty-one days' notice at the least, and all other general meetings shall be called by fourteen days' notice at the least. Every notice shall be in writing and shall specify the place, the day and the time of meeting, and in the case of special meeting shall specify the meeting as such. Notice shall be given in the manner hereinafter mentioned to all the holders, other than those who under the provisions of these Articles are not entitled to receive the notice.

44. A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Articles, be deemed to have been duly called if it is so agreed:

      (A) in the case of a meeting called as an annual general meeting, by all the holders entitled to attend and vote thereat; and

      (B) in the case of any other general meeting, by a majority in number of the holders having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving such right.

45. The accidental omission to give notice of a meeting to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

46. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of the declaration of dividends, the consideration of accounts and of the reports of the directors and of the auditors and other documents annexed to accounts, the appointment of directors in the place of those retiring, the appointment of the auditors and the fixing of the remuneration of the auditors or of the manner in which such remuneration is to be fixed.

47. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Save as in these Articles otherwise provided, holders owning a majority in interest of votes entitled to be cast present in person or by proxy and entitled to vote at the meeting shall be a quorum for all purposes.

48. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by holders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week at the same time and place or to such other day, and at such time and place, as the directors may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the holders present shall be a quorum

49. The chairman (if any) of the board of directors shall preside as chairman at every general meeting of the Company, but if at any meeting such chairman shall not be present within five minutes after the time appointed for holding the meeting, or if lie is not willing to act as chairman, or if there is no such chairman, the directors present shall choose some director present to be chairman, or if no director be present, or if all the directors present decline to take the chair, the holders present shall choose some holder present to be chairman.

50. The chairman of any meeting at which a quorum is present may, with the consent of such meeting (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, seven days' notice at least, specifying the place, the day and the time of the adjourned meeting shall be given as in the case of an original meeting. but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment.

51. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on any substantive resolution shall not be invalidated by any error in such ruling.

52. At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless before, a poll is demanded:

      (A)   by the chairman of the meeting; or

      (B) by not less than three holders having the right to vote at the meeting; or

      (C) by a holder or holders representing not less than one tenth of the total voting rights of all the holders having the right to vote at the meeting; or

      (D) by a holder or holders holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

      Unless a poll be so demanded, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or riot carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of general meetings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

53. The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll, and for the purposes of the last preceding Article, a demand by a person as proxy for a holder shall be the same as a demand by the holder.

54. If a poll is duly demanded, it shall be taken in such manner as the chairman of the meeting may direct (including the use of ballot or voting papers or forms), and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

55. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman of the meeting shall direct not being more than thirty days from the date of the meeting or the adjourned meeting at which the poll was demanded. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven days' notice shall be given specifying the time and place at which the poll is to be taken.

56. In the case of an equality of votes, whether on a show of hands or on a poll, then the issue or question shall be deemed to be voted down. The chairman shall not be entitled to a casting vote.

57. Subject to the provisions of the Law, a resolution in writing signed by all the holders for the time being entitled to receive notice of and attend and vote at general meetings (or, being corporations, by their authorized representations) shall be as valid and effective as if the same had been approved and passed at a general meeting duly convened and held.

VOTES OF HOLDERS

58. Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these Articles, on a show of hands every holder who is present in person or by proxy not being himself a holder shall have one vote per share and on a poll every holder who is present or by proxy shall have one vote for every share of which he is the holder.

59. In the case of joint holders of a share, the joint holders are allowed to decide amongst themselves who will vote.

60. A holder suffering from mental disorder in respect of whom an order has been made or a direction or authority given by a court of competent jurisdiction may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis or other person authorized in that behalf appointed by such court and such committee, receiver, curator bonis or other person may on a poll vote by proxy, provided that such evidence as the directors may require of the authority of the person claiming to vote shall have been deposited at the place at which proxies for the meeting in question are to be deposited under Article 67 below not less than forty eight hours before the time for holding the meeting or adjourned meeting at on claims to vote and in default the right to vote shall not be which such pers exercisable.

61. No holder shall, unless the directors otherwise determine, be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company either personally or by proxy, or to exercise any privilege as a holder, unless as calls or other sums presently payable by him in respect of shares in the Company have been paid.

62. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes, Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

63. On a poll, votes may be given either personally or by proxy. On a poll, a holder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

64.   Any person (whether a holder or not) may be appointed to act as a proxy.

65. The instrument appointing a proxy shall be in writing in the usual common form, or such other form as may be approved by the directors, and shall be signed by the appointor or his attorney duly authorized in writing, or if the appointor is a corporation shall be either under its common seal or under the hand of a duly authorized officer or attorney of the corporation. The directors may, but shall not be bound to, require evidence of authority of such officer or attorney. An instrument of proxy need not be witnessed.

66. The instrument appointing a proxy together with (unless the directors waive such requirement) the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, shall be deposited at the Office, or at such other place, as is specified for that purpose in the notice calling the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and if in default the instrument of proxy shall not be treated as valid. An instrument appointing a proxy to vote at any meeting and deposited as aforesaid shall be valid to empower the proxy so appointed to vote on any poll taken or demanded at such meeting or at any adjournment of such meeting.

67. A vote given in accordance with the terms of an instrument of proxy or by the duly authorized representative of a corporate holder or a poll demanded by proxy or by the duly authorized representative of a corporate holder shall be valid notwithstanding (in the case of a proxy) the previous death or mental disorder of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or (in the case of a duly authorized representative of a corporate holder) the revocation of his appointment, provided that no evidence in writing of such death, mental disorder or revocation shall have been received by the Company at the Office or (in the case of an instrument of such other place at which it was required to be deposited under Article 67 proxy) above three hours at least before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

68. An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances shall admit or otherwise in accordance with the securities laws of any country where the company's securities are registered for Public Trading:

                              "[       ] Limited"

      I/We, [           ] of [           ], being a holder/holders of the above-
named company, hereby appoint [           ] of [           ], or failing him
[           ] of [       ] as my/our proxy to vote for me/us on my/our behalf at
the [annual/extraordinary] general meeting of the company, to be held on
[           ] and at any adjournment thereof My proxy shall vote [in favour of/against the resolution [s]] [as he thinks fit, unless otherwise instructed by me].

[Date and signature]"

69. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

CORPORATIONS ACTING BY REPRESENTATIVES

70. Any corporation which is a holder of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of holders of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents and that corporation shall, for the purpose of these Articles, be deemed to be present in person at such meeting if a person so authorized is present thereat.

DIRECTORS

71. Subject as hereinafter provided, the directors shall be not less than two and not more than nine but the Company may by ordinary resolution from time to time vary the minimum number and may also fix and from time to time vary the maximum number of directors. The exact number of Directors, within the above minimum and maximum at any given time, shall be decided by the Directors.

72. A director shall not require a share qualification but nevertheless shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares in the Company.

73. The remuneration of the directors shall from time to time be determined by the Company in a general meeting. Unless so determined, the directors shall be paid US$1000 for each meeting or committee meeting, The directors shall also be entitled to be paid all traveling, hotel and other expenses properly incurred by them in connection with the business of the Company, or in attending and returning from meetings of the directors or of committees of the directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

74. In addition to any payments authorized under or pursuant to Article 74, any director who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which, in the opinion of the directors, are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, lump sum, percentage of profits, consultancy fees or otherwise as the directors may determine.

75. A director, may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of director, on such terms as to tenure of office, remuneration and otherwise as the directors may determine. Any director may act by himself or his firm in a professional capacity (other than that of auditor) for the Company and he or his firm shall be entitled to remuneration for such professional services.

76. No director or intending director, shall be disqualified from his office by contracting with the Company either with regard to his tenure of any other office or place of profit, or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any director is in any way, whether directly or indirectly, interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or of the fiduciary relationship thereby established.

77. Any director, may continue to be or become a director or other officer or holder of or otherwise interested in any other company promoted by the Company or any subsidiary thereof or in which the Company or any subsidiary thereof may be interested, as a holder or otherwise, or in which the Company or any subsidiary thereof has decided not to take any shareholding or other interest whatsoever, and no such director shall be accountable for any remuneration or other benefits whatsoever received by him as a director or other officer or holder of or from his interest in any such other company. The directors may exercise the voting power conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company, in such manner in all respects as they think.

78. A director who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or a proposed contract, transaction or arrangement with the Company shall declare the nature of his interest at a meeting of the directors in accordance with Section 191 of the Law, and, provided that, he shall be entitled to vote at a meeting of directors, or of a committee of directors on any resolution concerning any such matter and he shall be counted in any quorum at any meeting at which he or his alternate is present.

79. The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property, assets and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or any third party and whether at a discount, premium or otherwise and with such powers as to redemption, surrender, drawings, issuing of shares as the directors shall think fit.

GENERAL POWERS QF DIRECTOR

80. The business of the Company shall be managed by the directors, who may exercise all such powers of the Company as are not by the Law or by these Articles required to be exercised by the Company in a general meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Law, and to such regulations or provisions as may be prescribed by the Company by special resolution, but no regulation made by the Company by special resolution shall invalidate any prior act of the directors which would have been valid if such regulation had not been made.

81. The directors may from time to time, and at any time, by power of attorney, appoint any corporation, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the directors, to be the attorney of the Company for such purposes, with such powers, authorities an discretions (not exceeding those vested in or exercisable by the directors under these Articles), for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit, and may such attorney to sub-delegate all or any of the powers, also authorise any authorities and discretions vested in him.

82. The Company may exercise the powers conferred on it by Sections 114 to 117 (both inclusive) of the Law with regard to the keeping of a dominion register, and the directors may (subject to the provisions of those Sections) make and vary such regulations as they may think fit respecting the keeping of such register.

83. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all respects for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

DIRECTORS HOLDING EXECUTIVE OFFICE

84. The directors may from time to time appoint any one or more of their body to any executive office for such period and on such terms and with or without such title or titles (including but not limited to chairman, managing director, chief executive and joint, deputy or assistant managing director or chief executive) as they think fit. A director holding any such office (whether appointed as aforesaid or otherwise) shall (subject to the terms of any contract between him and the Company) be subject to The same provisions of resignation and removal as the other directors or as the directors resolve that his term of office as holder of such executive office be determined, his appointment as such shall ipso facto determine.

85. A director appointed to any such office shall receive such remuneration (whether by way of salary, commission, participation in profits, provision for retirement or insurance benefit, or partly in one way and partly in another, or otherwise) as the directors may determine.

86. The directors may entrust to and confer upon any director appointed to any such office any of the powers exercisable by them as directors, other than the power to make calls or forfeit shares, upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any Of such powers.

RETIREMENT AND APPOINTMENT QF DIRECTORS

87. The office of a director shall be vacated in any of the following events, namely:

      (A) if (but in the case of a director holding any executive office subject to the terms of any contract between him and his Company) he resigns his office by instrument in writing signed by the resigning director and authenticated in such manner as the other directors or director may accept (provided that the resigning director shall deposit the original signed instrument at the Office as soon as reasonably practicable but failure or delay in his doing so shall not prejudice the validity of the resignation;)

      (B) if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

      (C) if, in the opinion of the majority of directors other than the directors vacating office and in the written opinion of a suitably qualified medical expert he becomes of unsound mind;

      (D) if he ceases to be a director by virtue of any provision of the Law or becomes prohibited by law from being a director.

88. No person shall, unless recommended by the directors for appointment, be eligible for appointment to the office of director at any general meeting unless, not less than seven nor more than forty eight days before the day appointed for the meeting, there shall have been given to the Company notice in writing by some holder duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company's register of directors, and also notice in writing signed by the person to be proposed of his willingness to be appointed.

89. At a general meeting a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it shall be so made has been first agreed to by the meeting without any vote being given against it, and for the purposes of this

      Article a motion for approving a person's appointment or for nominating a person for appointment shall be treated as a motion for his appointment.

90. The Company may from time to time by ordinary resolution increase or reduce the number of directors.

91. The directors shall have the power at any time, and from time to time, to appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with these Articles. Subject to the provisions of the Law and of these Articles, any director so appointed shall hold office only until the conclusion of the next following annual general meeting, and shall be eligible for re-appointment at that meeting and if not re-appointed at such annual general meeting, he shall vacate office at the conclusion thereof.

92. Subject to the provisions of Article 94, the Company may at any time, and from time to time, by ordinary resolution, appoint any person who is willing to act as a director either to fill a vacancy or as an additional director and, without prejudice to the provisions of the Act, may by ordinary resolution remove a director (including a director holding executive office) before the expiration of his period of office (but such removal shall be without prejudice to any claim such director may have for breach of any contract of service between him and the Company).

PROCEEDINGS OF DIRECTORS

93. Subject to the provisions of these Articles, the directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote. A director shall be entitled in the absence of his appointor to a separate vote on behalf of the director he is representing in addition to his own vote. Any two directors may, and the Secretary on the requisition of two any directors shall, at any time summon a meeting of the directors, It shall not be necessary to give notice of a meeting of directors to any director for the time being absent from the Cyprus, unless such director is ordinarily resident outside Cyprus, in which case such notice shall be sent to his address as it appears in the register of directors, A meeting of the directors or a committee of the directors may consist of a conference between directors who are not all in one place, but of whom each is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the others simultaneously; and the word "meeting" in these Articles shall be construed accordingly.

94. A director who is unable to attend any meeting of the directors may authorise any other director to vote for him at the meeting, and in that event the director so authorized shall have a vote for each director by whom he is so authorized in addition to his own vote. Any such authority must be by instrument signed by the authorising director and authenticated in such manner as the other directors may accept. The authorising director shall deposit the original signed instrument at the office as soon as reasonably practicable, but failure or delay in his doing so shall not prejudice the validity of the authorisation.

95. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed at any other number shall be two, For the purposes of this Article, a person who holds office only as an alternate director shall, if his appointor is not present, be counted in a quorum, but so that not less than two individuals shall constitute the quorum, Any director or alternate director who attends a meeting of directors by telephone or other conference facility shall be deemed to be personally present at such meeting for all purposes of these Articles and shall be counted in the quorum accordingly, A meeting of the directors for the time being at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors.

96. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their body, but if and so long as the number of directors is reduced below the number fixed by or in accordance with these Articles as the quorum of directors, the continuing directors or director may act for the purpose of filling up vacancies in their body or of summoning general meetings of the Company, but not for any other purpose. If there be no directors or director able or willing to act~ then any two holders may summon a general meeting for the purpose of appointing directors.

97. The directors may, from their number, from time to time elect and remove a chairman and determine the period for which he is to hold office, The chairman shall preside at all meetings of the directors, but if no such chairman be elected, or if at any meeting the chairman is not willing to preside or is not present within five minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

98. A resolution in writing, signed or approved by telefax by all the directors for the time being entitled to receive notice of a meeting of directors or of a committee of directors, shall be as effective as a resolution passed at a meeting of the directors or ( as the case may be) a committee of directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the directors;

99. The directors may delegate any of their powers to committees consisting of at least one holder of their body as they think fit, provided that at least one half of the holders of any such committee shall be directors of the Company. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. The meetings and proceedings of any such committee consisting of two or more directors shall be governed by the provisions of these Articles regulating the meetings and proceedings of the directors, so far as the same are applicable and are not superseded by any regulations imposed by the directors under this Article.

100. All acts done by any meeting of directors, or of a committee of directors, or by any person acting as a director, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such director, or person acting as aforesaid, or that they or any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed, and was qualified and had continued to be a director and had been entitled to vote.

EXECUTIVE AND OTHER DIRECTOR

101. Subject to the provision of the Law, the directors may from time to time, and at any time, pursuant to this Article appoint any other persons to any post with such descriptive title including that of director (whether as executive, group, divisional, department, deputy, assistant, local, advisory director or otherwise) as the directors may determine and may define, Emit, vary and restrict the powers, authorities and discretions of persons so appointed and may fix and determine their remuneration and duties, and, subject to any contract between him and the Company, may remove from such post any person so appointed. A person so appointed shall not be a director of the Company for any of the purposes of these Articles or of the Act, and accordingly shall not be a holder of the board of directors or of any committee thereof, nor shall he be entitled to be present at any meeting of the board of directors or of any such committee, except at the request of the board of directors or of such committee, and if present at such request he shall not be entitled to vote thereat.

MINUTES AND BOOKS

102.  The directors shall cause minutes to be made:

      (A)   of all appointments of officers made by the directors;

      (B) of the names of the directors present at each meeting of directors and of any committee of directors;

      (C) of all resolutions and proceedings at all meetings of the Company of any class of holders of the Company and of the directors and of committees of directors.

Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings took place, or by the chairman of the next following meeting, shall be evidence of the proceedings.

SECRETARY

103. Subject to the Law, the secretary of the Company shall be appointed by the directors on such terms and for each period as they may think fit. Any secretary so appointed may at any time be removed from office by the directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

104. Anything by the Act required or authorized to be done by or to the secretary of the Company may, if the office is vacant or such secretary is absent or there is for any other reason no such secretary capable of acting, be done by or to any officer of the Company authorized generally or specialty in that behalf by the directors; provided that any provision of the Law or of these Articles requiring or authorising a thing to be done by or to a director and the secretary shall not be satisfied by its being done or to the same person acting both as director and as, or in place of, the Secretary.

THE SEAL

105. The directors shall provide for the safe custody of the Seal and it shall not be used except by the authority of a resolution of the directors or of a committee of the directors authorized in that behalf by the directors. The directors may from time to time make such regulations as they see fit (subject to the provisions of these Articles in relation to share certificates and debenture certificates) determining the persons and the number of such persons who shall sign every instrument to which the Seal is affixed, and until otherwise so determined (and subject as aforesaid) every such instrument shall be signed by one director and shall be countersigned by the Secretary or by a second director.

DIVIDENDS

106. The profits of the Company available for dividend and res shall be applied in the payment of dividends to the holders in accordance with their respective rights and priorities. The Company in a general meeting may declare dividends accordingly.

107. No dividends shall be payable otherwise than in accordance with the Law and out of the profits of the Company available for that purpose, and no dividend shall exceed the amount recommended by the directors.

108. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share.

109. The directors may, if they think fit from time to time, pay to the holders such interim dividends as appear to the directors to be justified by the profits of the Company and are permitted by the Law. If at any time the share capital of the Company is divided into different classes, the directors may (subject to the provisions of the Law) pay such interim dividends in respect of those shares in the capital of the Company which confer or the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividends but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The directors may also pay half-yearly, or at other suitable intervals to be settled by them, any dividend which may be payable at a fixed rate if they are of the opinion that the profits justify the payment and if and to the extent that such payment is permitted by the Act. Provided the directors act bona fide, they shall not incur any responsibility to the holders of shares conferring a preference for any damages that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

110. The directors may deduct from any dividend or other moneys payable to any holder or in respect of a share of, all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company. The Company may cease to send any cheque or warrant through the post for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed but, subject to the provisions of these Articles, shall recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled by transmission claims the arrears of any dividend and does not instruct the Company to pay future dividends in some other way.

111. Any dividend or other moneys payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the holder or person entitled thereto and in the case of joint holders to any one of such joint holders, or to such person or such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such other person as the holder or joint holders may in writing direct, and payment of the cheque or warrant or dispatch shall be a good discharge of the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

112. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share-

RESERVES

113. The directors may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debentures or other securities or rights of the Company) such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may, at the like discretion either, be employed in the business of the Company or be invested in such investments (including, but subject to the provisions of the law, the shares of the Company or its holding company, if any) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think it prudent not to divide.

CAPITALISATION

114.  (A)   The Company in a general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any undivided profits of the Company standing to the credit of the profit and loss account or otherwise and available for distribution (not being required for the payment of fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits) and, accordingly, that the directors be authorized and directed to appropriate the profits resolved to be capitalised to the holders who would have been entitled to them if distributed by way of a dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such holders, respectively, or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up and amongst such holders in the proportions aforesaid, and partly in the one way and panty in the other, and the directors shall give effect to such resolution.

      (B) The Company in a general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any reserve account of the Company (including its share premium account and capital redemption reserve) or its profit and loss account and, whether or not available for distribution, by applying such sum in paying up in Rill unissued shares to be allotted as fully paid shares to those holders of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the directors shall give effect to such resolution.

115. Whenever such a resolution as aforesaid shall have been passed, the directors shall make 4 appropriations and applications of the profits or sum resolved to be capitalised thereby, and (subject to the provisions of the Law) all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, or to make provisions whereby the benefit of fractional entitlements accrues to the Company rather than to the holders concerned, and also to authorise any person to enter into on behalf of all the holders entitled to the benefit of such appropriations and applications and agreement with the Company providing for the allotment to them, respectively, credited as fully paid up, or any further shares to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such holders.

ACCOUNTS

116. The directors shall cause accounting records to be kept and preserved in accordance with the Law. The accounting records shall be kept at the Office, and (subject to the provisions of the Law) at such other place as the directors think fit, and shall always be open to inspection by the officers of the Company. No holder (other than an officer of the Company) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorized by the directors of by the Company in a general meeting.

117. The directors shall from time to time, in accordance with the provisions of the Law, cause to be prepared and to be laid before the Company in a general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are specified in the Law.

118. The auditors' report shall be read before the Company in a general meeting and shall be open to inspection as required by the Law.

119. A copy of every balance sheet and profit and loss account (including every document required by law to be annexed thereto) which is to be laid before the Company in a general meeting and of the directors' and auditors' reports shall not less than twenty-one days before the date of the meeting be sent to every holder and to every holder of debentures of the Company, provided that:

      (A) this Article shall not require copies of such documents to be sent to any person to whom, by virtue of the Law, the Company is not required to send the same, nor to any person of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures; and

      (B) instead of these documents there may be sent a copy of such summary financial statement as may be permitted, in such form as may be specified and subject to such conditions as may be required by law to be sent to the holders of, and holders of debentures of, the Company.

AUDITORS

120. Auditors shall be appointed and their duties, powers, rights and remuneration regulated in accordance with the provisions of the Law. Subject to the provisions of the Law, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

121. In respect of each financial year of the Company, the accounts of the Company shall be examined and the correctness of the balance sheet, profit and loss account and group accounts (if any) ascertained by an auditor or auditors.

122.  (A)   The auditor or auditors shall be entitled to attend any general meeting and to receive notices of and other communications relating to any general meeting which any holder is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns him or them as auditor or auditors.

      (B) The Company shall comply with the provisions of the Law relating to the sending of copies of special notices of certain resolutions concerning changes of auditors and to the giving notice of, and circulating to holders, representations made by auditors retiring or proposed to be removed.

123. Any notice or document may be given by the Company to or served by the Company on any holder either personally or by sending it through the post in a prepaid letter addressed to such holder at his address as appearing in the register of holders or by transmitting it by telefax to the telefax number of the holder last known to the Company. A notice to be given by advertisement shall be deemed to have been served on the day on which the advertisement appears. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the register of holders in respect of the joint holding, and notice so given shall be sufficient notice to all joint holders.

124. Any holder present, either in person or by proxy, at any meeting of tile Company shall for the purposes thereof be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

125. Every person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by any notice in respect of such share which previously to his name and address being entered on the register of holders shall have been duly given to a person from whom he derives his title to such shares.

126. Save as otherwise provided by the Law or by these Articles, any notice shall be exclusive of the day on which it is served, or deemed to be served, and of the day for which it is given. Any notice or other document, if served by post, shall be deemed to have been served on the second day following the day on which the letter, envelope, card or cover containing the same is posted and any notice or document served by telefax shall be deemed served at the time when the telefax is transmitted, and in proving such service it shall be sufficient to prove that the letter, envelope, card or cover containing the notice or documents was properly addressed, postage prepaid, and duly posted or that the telefax was correctly transmitted. A notice to be given by advertisement shall be deemed to have been served on the day on which the advertisement appears.

127. Any notice or document delivered or sent by post to or left at the registered address of any holder in pursuant of these Articles shall, notwithstanding that such holder be then dead or bankrupt and whether or not the Company shall have notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such holder as sole or joint holder, unless his name shall, at the time of service of the notice or document, have been removed from the register of holders as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

128. If the Company shall be wound up (whether the liquidation is altogether voluntary, under supervision or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Law, divide among the holders in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purposes set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the holders or different classes of holders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of holders as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no holder shall be compelled to accept any shares in respect of which there is a liability.

INDEMNITY

129. To the extent not avoided by the provisions of the Law, every director or other officer and auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities which he may sustain or incur in or about the execution of his office or otherwise in relation thereto and, in particular but without prejudice to the generality of the foregoing, shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to the affairs of the Company in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Law in which relief is granted to Win by the court from liability in relation to the affairs of the Company. The Company may purchase and maintain for any director, Secretary or other officer of the Company insurance against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

------------------------------------------------------------------------------
NAMES, ADDRESSES AND DESCRIPTION                                    SIGNATURES
OF SUBSCRIBERS

------------------------------------------------------------------------------
Dated this        day of                  199   .


WITNESS to the above signatures:


41, Them. Dervis Street,
8th floor, Off. 906 & 807,
Nicosia,
Cyprus.

I hereby confirm that the above Memorandum and Articles of Association were drawn up by me.


(Sgn.)
      ---------------------------------------
      Advocate


Office Address:   41, Them. Dervis Street,
                  8th floor, Off. 806 & 807,
                  Nicosia,
                  CYPRUS.


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